UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2013

CAPE BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-33934	26-1294270
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

225 North Main Street, Cape May Courthouse, New Jersey	08210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 465-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders was held on April 22, 2013. The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in Cape Bancorp, Inc.’s Proxy Statement filed with the Securities and Exchange Commission on March 22, 2013. The final results of the shareholder votes are as follows:

Proposal 1 – Election of Directors

	For	Withheld	Broker Non- Votes
Frank J. Glaser	9,947,159	472,509	1,779,412
David C. Ingersoll, Jr.	9,964,419	455,249	1,779,412
Thomas K. Ritter	9,946,275	473,393	1,779,412
Althea L.A. Skeels	9,940,501	479,167	1,779,412

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders approved the ratification of the appointment of Crowe Horwarth LLP as the independent registered public accountants of the Company for the fiscal year ending December 31, 2013, as follows:

For	12,071,598
Against	119,894
Abstain	7,588

Proposal 3 – An advisory, non-binding resolution to approve executive compensation described in the Proxy Statement

The shareholders approved an advisory, non-binding resolution to approve the executive compensation of the Company’s named executive officers as described in the proxy statement, as follows:

For	9,834,224
Against	564,410
Abstain	21,034
Broker non-votes	1,779,412

Item 7.01	Regulation FD Disclosure

On April 22, 2013, the Company made a presentation at its Annual Meeting of Stockholders held at The Greate Bay Country Club, 901 Mays Landing Road, Somers Point, New Jersey. The presentation provides an overview of the Company’s business and strategic focus. A copy of the presentation is attached as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed filed for any purpose.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits.

99.1 Presentationmade at the Company’s Annual Meeting of Stockholders on April 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPE BANCORP, INC.

DATE: April 24, 2013	By:	/s/ Guy Hackney
Guy Hackney
Chief Financial Officer